Holly Energy Partners, L.P. Announces Public Offering of 1,400,000 Common Units

DALLAS, TX, November 30, 2011 — Holly Energy Partners, L.P. (NYSE:HEP) (the “Partnership”) announced today that it intends to offer 1,400,000 common units representing limited partner interests in the Partnership in a public offering. In connection with the offering, the Partnership expects to grant the underwriters a 30-day option to purchase up to 210,000 additional common units.

The Partnership intends to use the net proceeds from the offering to pay a portion of the principal of the two promissory notes with an aggregate original principal amount of $150 million that the Partnership issued to wholly-owned subsidiaries of HollyFrontier Corporation in connection with the Partnership’s acquisition of certain pipeline, tankage, loading rack and crude receiving assets located at HollyFrontier Corporation’s El Dorado and Cheyenne refineries.  The Partnership expects to use any remaining net proceeds to repay indebtedness incurred under its credit agreement and for general corporate purposes.

Citigroup, BofA Merrill Lynch and Wells Fargo Securities are acting as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement. The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained, when available, by sending a request to:

Citigroup
Attn: Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, New York 11220
Telephone: +1-800-831-9146
Email: batprospectusdept@citi.com

BofA Merill Lynch
Attn: Prospectus Department
4 World Financial Center,
New York, New York 10080
E-mail: dg.prospectus_requests@baml.com

Wells Fargo Securities
Attn: Equity Syndicate Dept
375 Park Avenue,
New York, New York 10152
Telephone: +1-800-326-5897
E-mail: cmclientsupport@wellsfargo.com

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

About Holly Energy Partners, L.P.:

Holly Energy, headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including HollyFrontier Corporation, a subsidiary of which currently owns a 44% interest (which includes a 2% general partner interest) in Holly Energy.  Holly Energy owns and operates petroleum product and crude pipelines, tankage, terminals and loading facilities located in Texas, New Mexico, Arizona, Oklahoma, Washington, Idaho, Utah, Kansas and Wyoming.  In addition, Holly Energy owns a 25% interest in SLC Pipeline LLC, a transporter of crude oil in the Salt Lake City area.

Information about Holly Energy Partners, L.P. may be found on its website at http://www.hollyenergy.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “will,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions and those of Holly Energy’s general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties.  Although we and Holly Energy’s general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor Holly Energy’s general partner can give assurance that our expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on Holly Energy’s pipelines and/or terminalled in Holly Energy’s terminals;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and Holly Energy’s other customers;

•	the demand for refined petroleum products in markets HollyFrontier and Holly Energy serve;

•	HollyFrontier’s and Holly Energy’s ability to successfully purchase and integrate additional operations in the future;

•	HollyFrontier’s and Holly Energy’s ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at HollyFrontier refineries, including refineries utilizing Holly Energy’s pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	HollyFrontier’s and Holly Energy’s operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in HollyFrontier’s and Holly Energy’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:
Douglas S. Aron
Executive Vice President and Chief Financial Officer
M. Neale Hickerson,
Vice President-Investor Relations,
Holly Energy Partners
214-871-3555